Exhibit 99.2

NOTICE OF REDEMPTION
12% Senior Subordinated Notes due 2005 of
Communications & Power Industries, Inc.

CUSIP No. 20338CAC8*:

     NOTICE IS HEREBY GIVEN, pursuant to Section 3.03 of the Indenture (the “Indenture”), dated as of August 11, 1995, by and among Communications & Power Industries, Inc., a Delaware corporation, as successor in interest to CPII Acquisition Corp., a Delaware corporation (the “Company”), the Guarantors (as defined therein) and BNY Western Trust Company, as successor in interest to U.S. Trust Company of California, N.A., as Trustee (the “Trustee”) and paying agent (the “Paying Agent”) pertaining to the Company’s 12% Senior Subordinated Notes due 2005 (the “Notes”), as amended by the First Supplemental Indenture, dated as of August 11, 1995, and the Second Supplemental Indenture, dated as of December 22, 1995, that the Company has elected to redeem all outstanding Notes. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Indenture. The terms of the redemption shall be as follows:

     a) The redemption date will be February 22, 2004 (the “Redemption Date”).

     b) The Notes are being redeemed pursuant to Paragraph 6(a) of the Notes and Section 3.07(a) of the Indenture.

     c) The redemption price will be equal to 101.5% of principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”).

     d) To collect the Redemption Price, the Notes must be surrendered to the Paying Agent (which is also the Trustee) at the following addresses:

BY HAND	BY MAIL
The Bank of New York	The Bank of New York
101 Barclay Street	P.O. Box 11265
New York, NY 10286	New York, NY 10286
Bond Redemption Unit (Lobby Level)	Attn: Fiscal Agencies Dept. (101B-7E)

     For Notes surrendered by mail, the use of registered or certified mail is suggested.

     e) Unless the Company defaults in making the redemption payment, interest on the Notes called for redemption will cease to accrue on and after the Redemption Date.

     HOLDERS SHOULD CAREFULLY REVIEW THE ATTACHED INSTRUCTIONS FOR SURRENDERING NOTES FOR REDEMPTION AND MUST COMPLETE THE ENCLOSED LETTER OF TRANSMITTAL.

*	The Trustee is not responsible for the selection or use of the CUSIP number, and no representation is made as to the correctness of the CUSIP number set forth above or printed on the Notes. The CUSIP number set forth above is included solely for the convenience of the holders of Notes.

COMMUNICATIONS & POWER INDUSTRIES, INC.
Issuer

This Notice of Redemption is dated January 23, 2004.